Exhibit 10.1

Execution Version

GUARANTY – APACHE CORPORATION

THIS GUARANTY (this “Guaranty”), dated as of January 30, 2024, is made by APACHE CORPORATION, a Delaware corporation (the “Guarantor”), in favor of each of the Lender Parties (as defined below).

W I T N E S S E T H:

WHEREAS, APA Corporation, a Delaware corporation (“APA”), as a Borrower, the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent (“Administrative Agent”), and the other agents party thereto, have entered into that certain Credit Agreement dated as of January 30, 2024 (such agreement, as the same may from time to time be amended, supplemented, restated or otherwise modified the “Credit Agreement”), pursuant to which Lenders agreed to make Loan;

WHEREAS, as a condition precedent to the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty; and

WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor derives and will continue to derive substantial direct and indirect benefits from the Loans made from time to time to Borrower by Lenders, each pursuant to the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce Lenders to make Loans to Borrower, the Guarantor agrees, for the benefit of each Lender Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the first recital.

“Apache Indentures” means collectively the following four indentures, as each heretofore has been, or hereafter may be, amended or supplemented from time to time: (i) Indenture, dated February 15, 1996, between the Guarantor and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank) (“BONY”), as trustee; (ii) Indenture, dated as of November 23, 1999, among the Guarantor, Apache Finance Canada Corporation, and BONY, as trustee; (iii) Indenture, dated May 19, 2011, between the Guarantor and Wells Fargo Bank, National Association (“Wells Fargo”), as trustee, and (iv) Indenture, dated August 14, 2018, between the Guarantor and Wells Fargo, as trustee.

“Borrower” shall mean the “Borrower” as defined in the Credit Agreement.

“Credit Agreement” is defined in the first recital.

“Guarantor” is defined in the preamble.

“Guaranty” is defined in the preamble.

“Lender Party” means, as the context may require, any Lender, the Administrative Agent, or any other Agent and each of their respective successors, transferees and assigns.

“Lenders” shall mean the “Lenders” as defined in the Credit Agreement.

“U.C.C.” means the Uniform Commercial Code as in effect in the State of New York.

SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty, including its preamble and recitals, with such meanings.

ARTICLE II

GUARANTY PROVISIONS

SECTION 2.1 Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably:

(a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of Borrower now or hereafter existing under the Credit Agreement and each other Loan Document, whether for principal, interest, fees, expenses or otherwise, and including all amounts in respect of indemnities by Borrower of any Lender or any Agent, and

(b) indemnifies and holds harmless each Lender Party for any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by such Lender Party, as the case may be, in enforcing any rights under this Guaranty;

provided, however, that the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against Borrower (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

SECTION 2.2 Acceleration of Guaranty. The Guarantor agrees that, in the event of the dissolution or insolvency of Borrower or any Guarantor, or the inability or failure of Borrower or any Guarantor to pay debts as they become due, or an assignment by Borrower or any Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of Borrower or any Guarantor under any bankruptcy, insolvency or similar laws, which, if commenced by any Person other than Borrower, is not dismissed within 60 days, or the appointment of an administrator to Borrower, or the appointment of a receiver, receiver and manager, or similar officer being appointed to all or any of the assets and undertaking of Borrower, or, in addition to assignment for the benefit of creditors, an arrangement, compromise, or composition with Borrower’s creditors or a class of them, or the liquidation or winding up of Borrower or the commencement of proceedings to do so, and if such event shall occur at a time when any of the Obligations of Borrower may not then be due and payable, the Guarantor will pay to the Lender Parties in the United States of America, forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

SECTION 2.3 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and, subject to Section 2.9 hereto, shall remain in full force and effect until all Obligations of Borrower have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and all Commitments shall have terminated. The Guarantor guarantees that the Obligations of Borrower will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The liability of the Guarantor under this Guaranty with respect to the Obligations of Borrower shall be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of the Credit Agreement or any other Loan Document;

(b) the failure of any Lender Party (i) to assert any claim or demand or to enforce any right or remedy against Borrower or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any other Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of Borrower;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of Borrower, or any other extension, compromise or renewal of any Obligation of Borrower;

(d) any reduction, limitation, impairment or termination of any Obligations of Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Loan Document;

(f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party securing any of the Obligations of Borrower;

(g) any Lender Party becoming a party to or bound by any compromise, moratorium, assignment of property, scheme of arrangement, composition of debts or scheme of reconstruction by or relating to any Person; or

(h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower, any surety or any guarantor,

and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of Borrower or otherwise.

SECTION 2.4 Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party, upon the insolvency, bankruptcy or reorganization of Borrower, the appointment of an administrator to Borrower, the appointment of a receiver, receiver and manager or similar officer being appointed to all or any of the assets and undertaking of Borrower, in addition to assignment for the benefit of creditors, any arrangement, compromise, or composition with Borrower’s creditors or a class of them, or the liquidation or winding up of Borrower or the commencement of proceedings to do so, or otherwise, all as though such payment had not been made.

SECTION 2.5 Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of Borrower and this Guaranty and any requirement that any Agent or any other Lender Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against Borrower, any other Loan Party or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of Borrower.

SECTION 2.6 Subrogation, etc. The Guarantor will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of rights of subrogation, reimbursement, contribution indemnity, proof or claim in liquidation or otherwise, until the prior payment, in full and in cash, of all Obligations of Borrower. Any amount paid to the Guarantor on account of any payment made hereunder prior to the payment in full of all Obligations of Borrower shall be received and held in trust for the benefit of the Lender Parties and shall immediately be paid to the Administrative Agent and credited and applied against the Obligations of Borrower, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

(a) the Guarantor has made payment to the Lender Parties of all or any part of the Obligations of Borrower, and

(b) all Obligations of Borrower have been paid in full and all Commitments have been permanently terminated,

each Lender Party agrees that, at the Guarantor’s request, the Administrative Agent, on behalf of the Lender Parties, will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations of Borrower resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against Borrower (or its successors or assigns, whether in connection with a bankruptcy or insolvency proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Lender Party.

SECTION 2.7 Successors, Transferees and Assigns, etc. This Guaranty shall (a) be binding upon the Guarantor, and its successors, transferees and assigns, and (b) inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party. Without limiting the generality of the foregoing clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Article IX and Section 10.4 of the Credit Agreement.

SECTION 2.8 Indemnity. If any Obligations (including obligations which would have been Obligations if they were recoverable) of Borrower is not recoverable from such Borrower or other Loan Party for any reason (including, without limitation, any legal limitation, disability, incapacity or thing affecting such Borrower or other Loan Party), the Guarantor shall indemnify each Lender Party on demand and shall satisfy those obligations to the relevant Lender Party on demand. This applies whether or not: (a) any transaction relating to the Obligations of Borrower was void or illegal or has been subsequently avoided, or (b) any matter or fact relating to that transaction was or ought to have been within the knowledge of any Lender Party.

SECTION 2.9 Termination of Guaranty. Notwithstanding anything to the contrary contained herein, this Guaranty shall continue in full force and effect until the following shall occur: (i) the first time that the aggregate principal amount of Indebtedness remaining outstanding under senior notes and debentures issued under the Apache Indentures is less than $1,000,000,000 and (ii) the Guarantor has provided written notice to the Administrative Agent of such occurrence and the termination of the Guaranty.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants unto each Lender Party as set forth in this Article.

SECTION 3.1 Organization; Powers. The Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.2 Authorization; Enforceability. The execution, delivery and performance by the Guarantor of this Guaranty and each other Loan Document executed or to be executed by it are within the Guarantor’s corporate powers, and have been duly authorized by all necessary corporate action, and if required, stockholder action. This Guaranty has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.3 Approvals; No Conflicts. The representations and warranties made with respect to it under Section 3.3 of the Credit Agreement are true and correct in all material respects as to the Guarantor as of the date hereof.

SECTION 3.4 Benefit to the Guarantor. The Guarantor is a wholly-owned subsidiary of APA; and the Guarantor’s guaranty pursuant to this Guaranty reasonably may be expected to benefit, directly or indirectly, the Guarantor; and the Guarantor has determined that this Guaranty is necessary and convenient to the conduct, promotion and attainment of the business of the Guarantor and APA.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement.

SECTION 4.2 Indemnification. This Section 4.2 is in all respects subject to Section 10.3(d) of the Credit Agreement. In consideration of the execution and delivery of the Credit Agreement by each Lender Party and the extension of the Commitments, the Guarantor shall indemnify the Lender Parties, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, and (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (a) resulted from the gross negligence or willful misconduct of such Indemnitee or (b) arose in connection with any issue in litigation commenced by Guarantor or any of its Subsidiaries against any Indemnitee for which a final judgment is entered in favor of Guarantor or any of its Subsidiaries against such Indemnitee. The obligations of the Guarantor under this Section 4.2 shall survive the termination of this Guaranty or any non-assumption of this Guaranty in a bankruptcy or similar proceeding. The Guarantor shall be obligated to indemnify the Indemnitee for all Claims regardless of whether the Guarantor had knowledge of the facts and circumstances giving rise to such Claims.

SECTION 4.3 Binding on Successors, Transferees and Assigns; Substitution. In addition to, and not in limitation of, Section 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and their respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Required Lenders.

SECTION 4.4 Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 4.5 Addresses for Notices to the Guarantor. All notices and other communications hereunder to the Guarantor shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by the Guarantor in a written notice to the Administrative Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section. All such notices and other communications if mailed and properly addressed postage prepaid shall be deemed given when deposited in the mails and, if transmitted by electronic mail properly addressed shall be deemed given when transmitted. All notices and other communications hereunder to a Lender Party shall be given pursuant to the provisions of Section 10.1 of the Credit Agreement.

SECTION 4.6 No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.7 Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

SECTION 4.8 Setoff. In addition to, and not in limitation of, any rights of any Lender Party under applicable law, each Lender Party shall, upon the occurrence and during continuance of any Event of Default, have the same rights of setoff under this Guaranty in respect of the obligations of the Guarantor owing to it hereunder as it has under Section 10.8 of the Credit Agreement in respect of the Obligations.

SECTION 4.9 Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 4.10 Obligations. The Guarantor hereby acknowledges and covenants that the obligations binding upon it contained in this Guaranty are owed to, and shall be for the benefit of, each and every Lender Party. Each Lender Party shall be entitled severally to enforce the said obligations against the Guarantor.

SECTION 4.11 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS BROUGHT AGAINST THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT ANY LENDER PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY LENDER PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 4.12 WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 4.13 Entire Agreement. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

APACHE CORPORATION

By:	/s/ Ben C. Rodgers
Name:	Ben C. Rodgers
Title:	Senior Vice President and Treasurer

Address:
Apache Corporation
c/o APA Corporation
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400

Attention:	Ben C. Rodgers
Senior Vice President, Treasurer and Midstream and Marketing
Telephone:	(713) 296-6752
Facsimile:	(281) 302-2219
Email:	ben.rodgers@apachecorp.com

with a copy to:

Assistant Treasurer
Apache Corporation
c/o APA Corporation
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
Telephone:	(713) 296-6642
Facsimile:	(713) 296-6477
Email:	bryan.patrick@apachecorp.com
Email:	aneil.kochar@apachecorp.com
Email:	cash.mgmt@apachecorp.com
Email:	creditagreement@apachecorp.com

and with copy to:

Executive Vice President and General Counsel
Apache Corporation
c/o APA Corporation
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
Telephone:	(713) 296-6204
Facsimile:	(713) 296-6458
Email:	anthony.lannie@apachecorp.com

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